UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report:  July 9, 2014

(Date of earliest event reported)

CH2M HILL Companies, Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number  000-27261

Delaware	93-0549963
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9191 South Jamaica Street,
Englewood, CO	80112-5946
(Address of principal executive offices)	(Zip Code)

(303) 771-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2014, CH2M HILL Companies Ltd., a Delaware corporation (CH2M HILL), named Gary L. McArthur as its new Executive Vice President and Chief Financial Officer, effective August 4, 2014.  CH2M HILL issued a press release on July 9, 2014 regarding this announcement.

Mr. McArthur, age 54, joins CH2M HILL from Harris Corporation (a Fortune 500 international communications and information technology company) where he served as Chief Financial Officer since 2006, and in various other financial positions since 1997.  Mr. McArthur will bring to CH2M HILL extensive experience in highly technical and program-centric industries with specific experience in leading a global finance organization, overseeing accounting, treasury, tax, corporate development, risk management, banking, audit, global shared services and investor relations.  Mr. McArthur also brings to the role over twenty-five years of financial reporting experience with Securities and Exchange Commission registered companies.  Mr. McArthur holds a BA degree in Accounting from the University of Utah and a Master in Business Administration from Harvard University. He is a member of the American Institute of Certified Public Accountants.

Beginning August 4, 2014, Mr. McArthur will receive a base salary of $580,000 per year.  Mr. McArthur’s compensation will also include an annual incentive pay target of 90% of the base salary with a potential to earn from 0% to 200% of the target amount depending on his performance and performance of the company.  Mr. McArthur will also participate in CH2M HILL’s long-term incentive program (LTIP), which has a three-year measurement period with awards tied specifically to long-term goals and objectives set for the company, as a whole, and Mr. McArthur on an individual basis.  Mr. McArthur’s LTIP target for the 2014 program is 110% of the base salary with the potential to earn up to 200% of the target amount based on his individual performance and performance of the company.  As part of the long-term compensation, Mr. McArthur will also receive, subject to Board approval, beginning in 2014, an additional 130% of the base salary in stock options (75%, at a strike price equal to the then current CH2M HILL stock price) and restricted stock (25%), both vesting over three years.

Additionally, CH2M HILL will provide to Mr. McArthur a one-time employment incentive of 10,000 stock options, granted per the quarterly Board meeting schedule. All stock option grants vest 25 percent on the first anniversary of the grant date, 25 percent on the second anniversary of the grant date, with the remaining 50 percent vesting on the third anniversary of the grant date. Mr. McArthur will also participate in all benefits and compensation programs available to executives at his level, including deferred compensation and supplemental retirement programs.

As disclosed in Form 8-K that CH2M HILL filed with the Securities and Exchange Commission on February 18, 2014, JoAnn Shea, CH2M HILL’s Vice President, Chief Accounting Officer and Controller, assumed the role of the company’s acting Chief Financial Officer effective February 13, 2014, while CH2M HILL commenced a national search for the new Chief Financial Officer.  Effective August 4, 2014, Ms. Shea will return to her role as Chief Accounting Officer and Controller of CH2M HILL.  CH2M HILL thanks Ms. Shea for her service during this interim period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CH2M HILL has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH2M HILL COMPANIES, LTD.

Date: July 9, 2014	By:	/s/ Gregory S. Nixon
Gregory S. Nixon
Executive Vice President and Chief Legal Officer